SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street, Mount Airy, NC		27030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2012, Surrey Bancorp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There was one proposal submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s Board of Directors. The proposal below is described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on April 2, 2012, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1 : Proposal to elect eight directors to serve a one year term until the Annual Meeting of Shareholders in 2013, or until their successors have been elected and qualified.

	Votes For	Withheld	Broker Non-Votes
Edward C. Ashby, III	2,082,344	6,185	923,987
William A. Johnson	2,082,490	6,039	923,987
Elizabeth J. Lovill	2,085,736	2,793	923,987
Robert H. Moody	2,087,107	1,422	923,987
F. Eugene Rees	2,087,613	916	923,987
Tom G. Webb	2,076,532	11,997	923,987
Buddy E. Williams	2,082,942	5,587	923,987
Hylton Wright	2,081,151	7,378	923,987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: May 1, 2012	By:	/s/ Mark H. Towe

Mark H. Towe, Chief Financial Officer